UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 18, 2015

W2007 GRACE ACQUISITION I, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-12073	26-1187149
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6011 Connection Drive Irving, TX	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-368-2200

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 18, 2015, W2007 Equity Inns Partnership, L.P. (the Operating Partnership), a limited partnership in which W2007 Grace Acquisition I, Inc. (the Company) holds a 1% general partnership interest and consolidates for financial statement purposes, received a distribution of $9.75 million in cash from W2007 Equity Inns Senior Mezz, LLC (Senior Mezz), representing its 3% share of a pro rata distribution paid by Senior Mezz to its equity holders. The Company and Senior Mezz are each indirectly owned by W2007 Finance Sub, LLC and Whitehall Parallel Global Real Estate Limited Partnership 2007, and the officers and directors of the Company are the managers of Senior Mezz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W2007 Grace Acquisition I, Inc.

Date: November 23, 2015	By:	/s/ Gregory M. Fay
	Name:	Gregory M. Fay

	Title:	Chief Financial Officer, Vice President and Secretary